UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2008

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On June 16, 2008, Genco Shipping & Trading Limited (the “Company”) entered into agreements with Lambert Navigation Ltd., Northville Navigation Ltd., Providence Navigation Ltd., and Prime Bulk Navigation Ltd. under which the Company is to purchase six drybulk vessels for an aggregate price of approximately $530 million.  The acquisition is subject to customary closing conditions, and the vessels are expected to be delivered from the fourth quarter of 2008 through the fourth quarter of 2009.  The Company plans to draw upon its $1.4 billion revolving credit facility to finance this acquisition initially and will seek a new credit facility or alternative financing to meet its longer-term requirements for these vessels.  A copy of the Company’s press release announcing these agreements is attached hereto as Exhibit 99.1 and incorporated into this Item 1.01 by reference except for the third and fifth paragraphs which contain quoted remarks.

Item 9.    Financial Statements and Exhibits

(c)   Exhibits

Exhibit No.    Description

99.1         Press Release dated June 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            GENCO SHIPPING & TRADING LIMITED

            DATE:  June 16, 2008

                                        /s/ John C. Wobensmith
                            John C. Wobensmith
                                            Chief Financial Officer, Secretary and Treasurer
                            (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.    Description

99.1         Press Release dated June 16, 2008.